SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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CERUS CORPORATION

2411 Stanwell Dr.

Concord, CA 94520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2009

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of Cerus Corporation, a Delaware corporation (the “Company”) will be held on Monday, June 1, 2009 at 9:00 a.m. local time at our principal executive offices, located at 2411 Stanwell Drive, Concord, California 94520 for the following purposes:

1.	To elect the two nominees for directors named herein to the Board of Directors of the Company (the “Board”) to hold office until the 2012 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

3.	To conduct any other business properly brought before the annual meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 9, 2009. Only stockholders of record at the close of business on that date may vote at the annual meeting or any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

Lori L. Roll

Secretary

Concord, California

April 21, 2009

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting in person, please vote your proxy promptly so your shares can be represented at the annual meeting. You can vote over the telephone or the internet, or by requesting a printed copy of the proxy materials via mail and completing, signing and returning the proxy card as instructed in the materials. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of proxy materials may be found in the Notice of Internet Availability of Proxy Materials mailed to stockholders on April 21, 2009. If you vote over the telephone or the internet, your vote must be received no later than 11:59 p.m. Eastern Time on May 31, 2009. If you vote using a printed proxy card not delivered in person to the annual meeting, you must submit your proxy in accordance with the instructions provided with the materials at least 8 mailing days prior to the meeting. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must bring with you a proxy issued in your name from that record holder that confirms that you are the beneficial owner of those shares or follow the instructions for internet or telephone voting procedures provided by your broker, bank or other nominee.

CERUS CORPORATION

2411 Stanwell Dr.

Concord, CA 94520

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2009

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders over the internet. Accordingly, starting this year we are sending by mail only a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. All stockholders are encouraged to access and review all the proxy materials on the website referred to in the Notice or request a paper or electronic copy of the full set of the proxy materials for review prior to voting. Instructions on how to access the proxy materials over the internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice.

We intend to mail the Notice on or about April 21, 2009 to all stockholders of record as of April 9, 2009 who are entitled to vote at the annual meeting.

Will I receive any proxy materials by mail other than the Notice?

No, you will not receive any other proxy materials by mail unless you request a paper or electronic copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided. You may also request a full set of the proxy materials by sending an email, referencing the control number set forth in the Notice, to sendmaterial@proxyvote.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2009 are entitled to vote at the annual meeting. On this record date, there were 32,649,173 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2009, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, or if you request a printed copy of the proxy materials, we urge you to vote by returning your proxy card to ensure your vote is counted. If you vote using a printed proxy card that is not delivered in person at the annual meeting, you must submit your proxy card at least 8 mailing days before the meeting to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on May 31, 2009.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2009, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent and bring this proxy with you to the annual meeting.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•	Election to the Board of the two nominees for directors named herein to hold office until the 2012 Annual Meeting of Stockholders;

•	Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

What if another matter is properly brought before the annual meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy over the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the annual meeting and we will give you a ballot when you arrive. For directions to the annual meeting, please visit our website at http://www.cerus.com/index.cfm/Contact/Map_&_Directions.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on May 31, 2009 to be counted.

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To vote over the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time, on May 31, 2009 to be counted.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent and bring this proxy with you to the annual meeting. Follow the instructions from your broker or bank included with the materials from the broker or bank, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 9, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director and “For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2009 (as further described in this Proxy Statement). If any other matter is properly presented at the annual meeting, your proxyholder (one of the individuals identified on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.

Can I change or revoke my vote after submitting my proxy?

Yes. You can change or revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways, regardless of how you previously voted:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520.

•	You may attend the annual meeting and vote in person. However, simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our stockholders may submit proposals on matters appropriate for stockholder action at annual stockholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For such proposals to be included in our proxy materials relating to our 2010 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and your proposal must be submitted in writing by December 22, 2009 to our Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520. However, if our 2010 Annual Meeting of Stockholders is not held between May 2, 2010 and July 1, 2010, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials.

Pursuant to our bylaws, if you wish to submit a proposal or nominate a director at our 2010 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must submit your proposal in writing to our Corporate Secretary at 2411 Stanwell Drive, Concord, California 94520 by no earlier than the close of business on March 3, 2010 and no later than the close of business on April 2, 2010. However, if our 2010 Annual Meeting of Stockholders is not held between May 2, 2010 and July 1, 2010, then you must notify our Corporate Secretary, in writing, no earlier than the close of business on the 90th day prior to the date of the 2010 Annual Meeting of Stockholders and no later than the close of business on the later of (i) the 60th day prior to the date of the 2010 Annual Meeting of Stockholders, or (ii) if we publicly announce the date of the 2010 Annual Meeting of Stockholders fewer than 70 days prior to the date of the 2010 Annual Meeting of Stockholders, the 10th day following the day that we first make a public announcement of the date of the 2010 Annual Meeting of Stockholders. We also advise you to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairperson of the 2010 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the annual meeting and, therefore, may not be considered at the annual meeting. In addition, if you do not also comply with the requirements of the 1934 Act, our management will have discretionary authority to vote all shares for which we have proxies in opposition to any such stockholder proposal or director nomination.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the annual meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

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The nominees for election of director nominated by the Board will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the annual meeting. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, the ratification of the selection by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2009, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect. Although stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board is submitting Proposal No. 2 to the stockholders for ratification as a matter of good corporate practice. See Proposal No. 2 for more information regarding stockholder ratification.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the annual meeting in person or represented by proxy. On the record date, there were 32,649,173 shares outstanding and entitled to vote. Thus, the holders of 16,324,587 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

This Proposal No. 1 is to elect two nominees for director named herein to the Board. The Board is divided into three classes and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven (7) members. There are two (2) directors in the class whose term of office expires in 2009. Proxies will not be voted for a greater number of persons than the two nominees named below.

Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the annual meeting, each of these nominees would serve until the 2012 annual meeting and until his successor is elected and has qualified, or sooner in the event of the director’s death, resignation or removal. It is our policy to invite directors and nominees for director to attend our annual meetings of stockholders. Five of our then-current directors attended the 2008 Annual Meeting of Stockholders in person and two attended by telephone.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by our Nominating and Corporate Governance Committee of the Board. Each nominee for election has agreed to serve if elected. Our management has no reason to believe that either of these nominees will be unable to serve.

The following is a brief biography of each of the nominees and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING

B.J. Cassin, 75, has served as Chairman of the Board since December 1992. Mr. Cassin has been a private venture capitalist since 1979. Previously, Mr. Cassin co-founded Xidex Corporation, a manufacturer of data storage media, in 1969. Mr. Cassin is currently a director of a number of private companies.

William R. Rohn, 65, has served as a member of our Board since March 2002. Mr. Rohn served as Chief Operating Officer of Biogen Idec, the successor company to IDEC Pharmaceuticals, a biotechnology company, from 2003 until 2005. From 1998 until 2003, Mr. Rohn was President and Chief Operating Officer of IDEC Pharmaceuticals, a biotechnology company. Mr. Rohn joined IDEC in 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in 1996. From 1984 until 1993, Mr. Rohn was employed by Adria Laboratories, a pharmaceutical company, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn serves on the boards of directors of Metabasis Therapeutics Inc., a pharmaceutical company, Cebix, Inc., a privately-held biotechnology company, and Elan Plc, a pharmaceutical company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

Dr. Laurence M. Corash, 65, one of our co-founders, has served as a member of our Board since December 2002 and has been our Senior Vice President and Chief Medical Officer since March 2008. Previously, he had been our Vice President, Medical Affairs since July 1996 and Director of Medical Affairs from July 1994. Dr. Corash was a consultant to us from 1991 until 1994, when he joined us as Director, Medical Affairs. Dr. Corash has been a Professor of Laboratory Medicine at the University of California, San Francisco since July 1985. He was the Chief of the Hematology Laboratory for the Medical Center at the University of California, San Francisco from 1982 to 1997. From February 1990 to July 1994, Dr. Corash was a member of the FDA Advisory Panel for Hematology Devices.

Gail Schulze, 56, has served as a member of our Board since 2007. She is currently the chairman and chief executive officer of Zosano Pharma. From May 2006 to March 2007, she was the CEO and a director of YM Biosciences US and president, YM Biosciences, Inc., a global biopharmaceutical organization with three late-stage oncology programs. Prior to joining YM Biosciences in 2006, she was president, CEO and director of Eximias Pharmaceutical Corporation, also a late-stage biopharmaceutical company focused on oncology. From 2001 to 2004, Ms. Schulze was COO and deputy CEO of Aventis Behring LLC, a fully independent biologics subsidiary of Aventis, and from 1997 to 2001, was senior executive vice president and chief commercial officer. From 1995 to 1997, she was corporate vice president of Allegiance Healthcare Corporation, where she led the creation and management of the Cost Management Services group of divisions. From 1979 to 1995, Ms. Schulze held multiple positions within Baxter Healthcare Corporation focused on the global development and commercialization of chronic therapies, most recently as president of the US Managed Care division and president of Renal Division Europe. Ms. Schulze has served on multiple private and public boards. She received a BA with highest honors in psychobiology from the University of California, Santa Cruz, studied neurophysiology at the University of Wisconsin and received her MBA from Stanford Graduate School of Business.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Timothy B. Anderson, 62, has served as a member of our Board since 2003. Mr. Anderson was Senior Vice President of Strategy and Business Development of Baxter International, Inc., a pharmaceutical company, from 1999 until 2002, and held various management positions at Baxter International from 1992 until 1999, including President, Biotech Group from 1992 until 1997, Group Vice President from 1993 until 1997 and Chairman, Baxter Europe from 1997 until 1999. Mr. Anderson is currently a director of PuriCore Plc, a publicly held English company.

Bruce C. Cozadd, 45, has served as a member of our Board since November 2001. Mr. Cozadd serves as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc., a pharmaceutical company that he co-founded in 2003. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing and prior to that as Chief Financial Officer and Vice President, Corporate Planning and Analysis. Previously, Mr. Cozadd was a member of the health care investment banking team at Smith Barney, Harris Upham & Co. He serves on the boards of Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Claes Glassell, 58, was appointed our President and Chief Executive Officer and was elected as a member of our Board in May 2004. Mr. Glassell was President, Chief Operating Officer and a director of Cambrex Corporation from July 2001 until January 2003, and held management positions at Cambrex Corporation from 1994 until 2001, including Executive Vice President and Chief Operating Officer from 2000 until 2001, and Vice President and Managing Director of Cambrex Limited from 1994 until 2000. Previously, Mr. Glassell was President and Chief Executive Officer of the Pharma Chemistry Business Area of Akzo Nobel and held various international management assignments with Berol in the United States, United Kingdom and Sweden. Mr. Glassell served on the Board of the Swedish Chemical Industry Association from 1993 until 1996 and also was a member of the Responsible Care Committee for the Swedish Chemical Industry Association. Mr. Glassell serves on the board of directors of CMC Biopharmaceuticals A/S, a contract manufacturing organization.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Nasdaq Stock Market (“Nasdaq”) listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following five (5) directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Cassin, Cozadd, Anderson, Rohn and Ms. Schulze. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship. Mr. Glassell, our President and Chief Executive Officer, and Dr. Corash, our Senior Vice President and Chief Medical Officer, are not independent directors by virtue of their employment with us.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met ten times during 2008. Each Board member attended 75% or more of the aggregate number of the meetings held by the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, in 2008, our independent directors met six times in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2008 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
B. J. Cassin			X	*	X	*
Timothy B. Anderson	X				X
Laurence M. Corash
Bruce C. Cozadd	X	*	X		X
Claes Glassell
William R. Rohn	X				X
Gail Schulze			X		X
Total meetings in fiscal 2008	4		8		1

*	Committee Chairperson

Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in our annual report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements; reviews the results of management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as to our code of ethics, including review and approval of related-party transactions as required by Nasdaq and reviews and discusses with management and the independent registered public accounting firm our disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in periodic reports filed with the SEC. The Audit Committee comprises three (3) directors: Messrs. Anderson, Cozadd (Chairman) and Rohn, all of whom were on the Audit Committee for all of 2008. The Audit Committee met four (4) times during the 2008 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Board reviews the Nasdaq listing standards and applicable definitions of “independence” for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the 1934 Act). The Board has also determined that Mr. Cozadd qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards. The Board made a qualitative assessment of Mr. Cozadd’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include various management positions at ALZA Corporation and Jazz Pharmaceuticals, Inc., pursuant to which Mr. Cozadd has experience supervising the preparation of financial reports. For further information on Mr. Cozadd’s experience, please see his biography under “Proposal No. 1—Election of Directors.”

Report of the Audit Committee of the Board of Directors1

The Company’s management has primary responsibility for preparing the Company’s financial statements and establishing the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards, or SAS, No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) and SAS No. 114, The Auditor’s Communications with Those Charged with Governance under the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the PCAOB regarding independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee:

Mr. Bruce C. Cozadd

Mr. Timothy B. Anderson

Mr. William R. Rohn

Compensation Committee

The Compensation Committee of the Board comprises three (3) directors: Mr. Cassin (chairman), Mr. Cozadd and Ms. Schulze all of whom were on the Compensation Committee for all of 2008. All members of our Compensation Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met eight (8) times during the 2008 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Compensation Committee acts on behalf of the Board to review, adopt and oversee our compensation strategy, policies, plans and programs including: establishment of corporate objectives relevant to the compensation of our executive officers and other senior management and evaluation of performance in light of these stated objectives; review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our chief executive officer and the other executive officers; and administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Beginning in 2007, the Compensation Committee also began to review with management the Compensation Discussion and Analysis and to discuss whether to recommend that it be included in our proxy statements and other filings.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under our equity incentive plans to persons who are not (i) “Covered Employees” as defined

[1]	The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the Securities Act of 1933, as amended, (the “1933 Act”) or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 (the “Code”), as amended from time to time; (ii) individuals with respect to whom we wish to comply with Section 162(m) or (iii) then subject to Section 16 of the 1934 Act.

The specific processes, procedures and determinations of the Compensation Committee with respect to executive compensation for fiscal 2008 and fiscal 2009 to date are described in greater detail under the “Compensation Discussion and Analysis” section of this Proxy Statement.

With respect to director compensation matters, the Compensation Committee determines and sets non-employee director compensation in the manner more fully described under the section of this Proxy Statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

As noted above, our Compensation Committee consists of Messrs. Cassin and Cozadd and Ms. Schulze. No member of the Compensation Committee is or has ever been one of our officers or employees. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Compensation Committee, nor has such a relationship existed in the past.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Report of the Compensation Committee of the Board of Directors2

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee:

Mr. B.J. Cassin

Mr. Bruce C. Cozadd

Ms. Gail Schulze

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering the recommendation for nomination of incumbent directors; recommending to the Board candidates for election to the Board; considering recommendations for Board nominees and proposals submitted by our stockholders; making recommendations regarding the membership of the committees of the Board; assessing the performance of the Board; overseeing all aspects of our corporate governance functions on behalf of the Board; and making recommendations to the Board regarding corporate governance issues. The Nominating and Corporate Governance Committee comprises five (5) directors: Messrs. Cassin (Chairman), Anderson, Cozadd, Rohn and Ms. Schulze, all of whom were on the Nominating and Corporate Governance Committee for all of 2008. All members of the Nominating and Corporate Governance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during 2008. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.cerus.com under the section entitled “investors” at “Corporate Governance.”

The Nominating and Corporate Governance Committee has not determined specific minimum criteria that a Board member must possess, but generally a qualified candidate must possess the highest personal and professional integrity, have demonstrated exceptional ability and judgment and have the ability to work effectively with other members of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee evaluates these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee uses an informal network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. For the directors nominated for re-election for a three-year term expiring at the 2012 annual meeting, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates but has in the past, and may again in the future, pay fees to third parties to assist in identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. When considering candidates for membership to the Board that are nominated by stockholders, the Nominating and Corporate Governance Committee employs the same policy that it uses to evaluate candidates

[2]	The material in this Report of the Compensation Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Cerus Corporation under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

recommended by members of the Board. Any stockholder wishing to nominate a director candidate should submit in writing the candidate’s name, biographical information, business qualifications, including a description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of our stock to Mr. Cassin, Chairman of the Nominating and Corporate Governance Committee, Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Any such submission also must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. All qualified submissions are reviewed by the Nominating and Corporate Governance Committee at the next appropriate meeting. If a stockholder wishes the Nominating and Corporate Governance Committee to consider a director candidate for nomination at our next annual meeting of stockholders, then our bylaws require that written recommendations be received by us no sooner than 90 and no later than 60 days prior to the first anniversary of the preceding year’s annual meeting of stockholders.

To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our voting stock.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

To date, we have not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Our stockholders may communicate directly with any of our senior managers, the independent members of the Board or any Chairman of a Board Committee, including the Chairman of the Board, by writing directly to those individuals at Cerus Corporation at 2411 Stanwell Drive, Concord, California 94520. Stockholder communications related to director candidate recommendations should be directed to the Chairman of the Nominating and Corporate Governance Committee, Mr. Cassin. In addition, if our stockholders or employees have any concerns related to our financial or accounting practices, we encourage communicating those concerns directly to the Chairman of the Audit Committee, Mr. Cozadd.

CODE OF ETHICS

We have adopted the Cerus Corporation Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of our officers, directors and employees. The Ethics Code is available on our website at www.cerus.com on the “Corporate Governance” page of the section entitled “Investors.” If we make any substantive amendments to the Ethics Code or grant any waiver from a provision of the Ethics Code to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the Ethics Code on our website in lieu of filing such waivers or amendments on a Form 8-K.

Our employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Code. The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of related concerns.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board and the Board have selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 and have further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the 2009 Annual Meeting of the Stockholders. Ernst & Young LLP has audited our financial statements since our inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

In connection with the audit of the 2008 financial statements, we entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2008 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended (in thousands)
	2008	2007
Audit Fees	$791	$791
Tax Fees	54	53
All Other Fees	2	2
Total Fees	$847	$846

Audit Fees. Audit fees include fees for services rendered in connection with the annual audit of our financial statements and review of the interim financial statements in quarterly reports. This category also includes fees for audits provided in connection with statutory and regulatory filings and engagements or services that generally only the independent registered public accounting firm reasonably can provide to a client.

Tax Fees. Tax fees include fees for tax compliance, tax planning and tax advice.

All Other Fees. All other fees include fees for annual subscription fees for an accounting and tax research tool and fees for products and services other than as described above.

All fees described above were pre-approved by the Audit Committee.

During the fiscal year ended December 31, 2008, none of the total hours expended on the Company’s audit by Ernst & Young LLP were provided by persons other than Ernst & Young LLP’s full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee also may delegate the ability to pre-approve audit and permitted non-audit services to one or more of its members, provided that any such pre-approvals are reported at the next scheduled Audit Committee meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

EXECUTIVE OFFICERS

Our executive officers and their ages as of April 16, 2009 are as follows:

Name	Age	Position
Claes Glassell(1)	58	President, Chief Executive Officer and Director
William J. Dawson	55	Vice President, Finance and Chief Financial Officer
William M. Greenman	42	Senior Vice President, Business Development and Marketing
Laurence M. Corash(1)	65	Senior Vice President, Chief Medical Officer and Director
Howard G. Ervin	61	Vice President, Legal Affairs

(1)	For biographical information, see “Proposal No. 1—Election of Directors.”

William J. Dawson has been our Vice President, Finance and Chief Financial Officer since August 2004. From 2002 until he joined us in 2004, Mr. Dawson was Vice President, Finance and Operations and Chief Financial Officer of Dynavax Technologies Corporation, a biopharmaceutical company. From 1998 until 2001, Mr. Dawson was Corporate Senior Vice President, Business Development, for McKesson Corporation, a pharmaceutical distribution and healthcare services company. He was also acting Chief Financial Officer of iMcKesson, an internet healthcare-related subsidiary of McKesson. Prior to joining McKesson, Mr. Dawson spent 15 years as a senior officer in corporate finance with three investment banking firms. Mr. Dawson serves on the boards of directors of McGrath RentCorp, an equipment finance company, and Wellington Trust Company, a subsidiary of Wellington Management Company LLP, a private institutional fund management company.

William M. Greenman was named our Senior Vice President, Business Development and Marketing in August 2008. From 2006 until August 2008, Mr. Greenman served as our President, Cerus Europe. From 1999 to 2006, Mr. Greenman served as our Vice President, Business Development after returning to the Company from a brief time in the venture capital business. Prior to joining us in 1995 as Director of Business Development, Mr. Greenman worked in various marketing and business development positions in Baxter’s Biotech Division from 1991 to 1995.

Howard G. Ervin was appointed our Vice President, Legal Affairs in June 1999. From 1979 until 1999, Mr. Ervin was a partner of the law firm of Cooley Godward LLP, formerly Cooley Godward Castro Huddleson & Tatum, practicing corporate and intellectual property law, and was an associate of such firm from 1973 until 1979.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2009 (except as noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner(2)	Number of Shares	Percent of Total
Royce & Associates LLC 1414 Avenue of the Americas New York, NY 10019(3)	3,929,800	12.0
AXA Financial, Inc. and related entities 1290 Avenue of the Americas New York, NY 10104(4)	2,372,222	7.3
Claes Glassell(5)	917,238	2.8
William J. Dawson(6)	278,308	*
Laurence M. Corash(7)	696,614	2.1
William M. Greenman(8)	404,072	1.2
Howard G. Ervin(9)	364,064	1.1
B.J. Cassin(10)	874,012	2.7
Bruce C. Cozadd(11)	153,760	*
William R. Rohn(12)	150,308	*
Timothy B. Anderson(13)	138,773	*
Gail Schulze(14)	80,294	*
All executive officers and directors as a group (10 persons)(15)	4,057,443	11.5

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options currently exercisable or exercisable within 60 days of the date of this table and shares of common stock into which preferred stock is currently convertible or convertible within 60 days of the date of this table. Applicable percentages are based on 32,649,173 shares outstanding on March 31, 2009, adjusted as required by rules promulgated by the SEC.
(2)	Unless otherwise provided, the address for each of the beneficial owners listed is c/o Cerus Corporation, 2411 Stanwell Drive, Concord, California 94520.
(3)	Based upon information contained in Schedule 13G/A, effective as of December 31, 2008, as filed with the SEC on January 23, 2009, Royce & Associates LLC. has sole voting and dispositive power with respect to 3,929,800 shares.
(4)

Based upon information contained in Schedule 13G Amendment No. 8, effective as of December 31, 2008, as filed with the SEC on February 13, 2009, pursuant to Rule 13(d) of the Securities Exchange Act, on behalf of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial, Inc. (“AXF”). AXA Equitable Life Insurance Company (“Equitable”), a subsidiary of AXF, has sole voting power with respect to 80,690 shares and sole dispositive power with respect to 172,272 shares. AllianceBernstein L.P. (“Alliance”), a subsidiary of AXF, has sole voting power with respect to 773,300 shares and sole dispositive power with respect to 2,199,950 shares. Equitable and Alliance’s shares are acquired solely for investment purposes on behalf of client discretionary investment advisory accounts.

(5)	Includes 740,336 shares underlying stock options which are exercisable within 60 days.
(6)	Includes 121,483 shares underlying stock options which are exercisable within 60 days.
(7)	Includes 417,412 shares underlying stock options which are exercisable within 60 days.
(8)	Includes 318,582 shares underlying stock options which are exercisable within 60 days.
(9)	Includes 324,808 shares underlying stock options which are exercisable within 60 days.
(10)	Includes 487,921 shares held by Brendan Joseph Cassin and Isabel B. Cassin, Trustees of the Cassin Family Trust, 69,841 shares held by Cassin Family Partners, a California Limited Partnership and 85,000 shares held by the Cassin Educational Initiative Foundation. Includes 231,250 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 66,250 shares would be subject to a right of repurchase in our favor.
(11)	Includes 153,760 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 47,500 shares would be subject to a right of repurchase in our favor.
(12)	Includes 150,308 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 47,500 shares would be subject to a right of repurchase in our favor.
(13)	Includes 134,591 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 47,500 shares would be subject to a right of repurchase in our favor.
(14)	Includes 80,294 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 62,605 shares would be subject to a right of repurchase in our favor.
(15)	Includes 2,672,824 shares underlying stock options which are exercisable within 60 days. If exercised in full within 60 days of the date of this table, 271,355 shares would be subject to a right of repurchase in our favor.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Ervin, one report, covering one transaction, was filed late by Mr. Greenman, one report, covering one transaction, was filed late by Mr. Corash, one report, covering one transaction, was filed late by Mr. Dawson, and one report, covering one transaction, was filed late by Mr. Glassell.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY INCENTIVE PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,048,912	10.48	3,930,596	(1)
Equity compensation plans not approved by security holders	138,791	12.11	—
Total	5,187,703	10.27	3,930,596	(1)

(1)	Includes 330,475 shares authorized for future issuance under the Employee Stock Purchase Plan.

The 1998 Non-Officer Stock Option Plan (the “1998 Plan”) was adopted without the approval of our security holders. The 1998 Plan provides for grants of nonstatutory stock options to our employees and consultants who are not officers or directors. In 2008, we adopted the 2008 Equity Incentive Plan as the successor to and continuation of the 1999 Equity Incentive Plan and the 1998 Plan. All shares of common stock that had been reserved for future issuance under the 1998 Plan have been included under the 2008 Equity Incentive Plan. As of March 31, 2009, options to purchase 138,791 shares were outstanding under the 1998 Plan. The exercise price of options granted under the 1998 Plan may not be less than 85% of the fair market value of our common stock on the date of grant. All options granted under the 1998 Plan have a maximum term of ten years and typically vest over a four-year period. Options may be exercised prior to vesting, subject to repurchase rights in our favor that expire over the vesting period. The 1998 Plan and options thereunder may be amended by the Board at any time or from time to time in accordance with the terms of the 1998 Plan and applicable law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our executive officers’ interests with those of our stockholders by rewarding achievements of established goals that contribute to increased long-term stockholder value. Its purpose is to attract and retain exceptional talent, reward past performance, and establish measurable objectives for future performance and reward our executive officers, through cash and equity incentives, for meeting those objectives. We believe the most effective compensation program is one that is designed to reward the achievement of our specific annual, long-term and strategic goals.

Executive Compensation Program Design

The Compensation Committee of the Board (for purposes of this analysis, the “Committee”) has the responsibility for establishing, implementing and monitoring the compensation of all of our executive officers, including our named executive officers, and the members of the Board. For purposes of this analysis, when we refer to our “named executive officers,” we are referring to our chief executive officer, chief financial officer and our other three most highly compensated executive officers at December 31, 2008. The Committee designed the executive compensation program to ensure that the total compensation paid to the executive officers is fair, reasonable and competitive relative to the compensation paid to similarly situated executive officers for our industry and size and is aligned with our goals and objectives. Each year the Committee obtains the Radford Biotechnology Survey (the “Radford Survey”), which is published annually by Radford Surveys + Consulting, a global life sciences and technology industry compensation consulting firm and contains market data regarding similarly situated executive officers for life sciences companies with an employee population of between 50 and 149 employees. In addition, in 2008, the Committee engaged Compensia, Inc., a human resources consulting firm, to review and assess our executive officer and director compensation practices. Part of our executive officers’ compensation is directly tied to identifiable, annual objective goals by which performance can be measured. The Committee annually reviews the market data provided by the Radford Survey and, beginning in 2008, Compensia, and uses its judgment to determine the appropriate level and mix of compensation to ensure that executive officer compensation is competitive and that we are able to attract and retain capable executives. For the fiscal year ended December 31, 2008, the principal components of compensation for our named executive officers were:

•	Annual base salary;

•	Short-term performance-based incentive compensation consisting of an annual cash bonus and restricted stock units; and

•	Long-term equity incentive compensation in the form of common stock option grants.

The Committee has determined that these three elements, with a significant percentage of total compensation allocated to “at-risk” performance-based incentives, best aligns the interests of our executive officers with our stockholders. By rewarding achievement of short to medium term goals with annual cash bonuses and restricted stock units, we believe our executive compensation program directly ties an executive officer’s short and medium-term performance to stockholder value. Similarly, we believe our long-term equity incentive compensation recognizes and rewards achievement of long-term growth and sustained financial health, thereby tying the executive officers’ long-term performance to stockholder value.

Pursuant to our Bonus Plan for Senior Management of Cerus Corporation (the “Bonus Plan”), which is discussed in greater detail below, executive officers may receive annual short-term performance-based compensation based on their performance for the applicable year. Once the amounts of short-term performance-based compensation awards under the Bonus Plan are determined, executive officers are paid 70% of the award in cash and 30% in restricted stock units that vest annually over a three-year period.

Our executive officers are also eligible to receive change of control and severance benefits, to participate, along with all other eligible employees, in our 401(k) plan and employee stock purchase plan and to receive other benefits generally available to all employees, each as more fully discussed below.

Compensation Consultant

The Committee has the authority to retain compensation consultants to assist in its evaluation of executive officer and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2008, the Committee engaged Compensia to provide an assessment of Cerus’ executive officer and independent director compensation. The scope of the services provided by Compensia included:

•

Develop a peer group consisting of comparable companies for benchmarking purposes, including Affymax, Inc., Alexza Pharmaceuticals, Inc., Amicus Therapeutics, Inc., Antigenics, Inc., ARIAD Pharmaceuticals, Inc., Cardium Therapeutics, Inc., Cell Genesys, Inc., Cytori Therapeutics, Inc., DexCom, Inc., Maxygen, Inc., Santarus, Inc., SenoRx, Inc. and Vical Incorporated.

•	Collect and review information regarding Cerus’ current compensation programs and practices.

•	Conduct executive compensation analyses including:

•	Summarize recent and emerging trends in the area of executive compensation.

•	Conduct a total direct compensation analysis using publicly available peer company data, where position matches are available, and industry-specific compensation survey data.

•	Assess the pay and financial performance relationship of Cerus’ executive compensation program on both an absolute basis and relative to our peers, measured over one and three year periods.

•	Analyze the current and projected future retention value of executive officers’ equity holdings, including vesting position at future periods and projected value at various stock price levels.

•	Identify gaps, improvement opportunities and offer recommendations to ensure the executive compensation program is aligned with the competitive market.

•	Prepare and review with the Committee a written report summarizing the consultants’ analyses, findings and recommendations.

In September 2008, Compensia presented to the Committee an Executive Compensation Assessment, which reported that Cerus’ base salaries, on average, are 100% of the market 75th percentile and that total cash compensation, assuming short-term cash incentive awards are paid out at targeted levels, is, on average, at 101% of the market 75th percentile. For equity compensation, Compensia concluded that, on average, the value of annual equity awards is 93% of the market 50th percentile, with the value of annual equity awards for our executive officers falling below the market 50th percentile. They also reported that the retention value of our equity grants is low, with less than 50% of the total equity granted to our executive officers unvested, on average.

In addition to engaging Compensia, the Committee also routinely utilizes market data obtained from the most recently published Radford Survey as a tool for assessing compensation for our executive officers. The survey allows the Committee to compare each element of total compensation against other life sciences companies throughout the United States, based on certain factors, including company size (measured in terms of employee headcount).

Process of Setting and Approving Executive Compensation; Role of Chief Executive Officer

Typically, the Committee meets at least four times per year, with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Committee, in consultation with our chief executive officer and our vice president, administration. The Committee also meets regularly in executive session. From time to time, various members of our management and other employees, as well as outside advisors or consultants, may be invited by the Committee to make presentations, provide financial or other background information or advice or otherwise participate in Committee meetings. The charter of the Committee grants the Committee full access to all of our books, records, facilities and personnel, as well as the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and to access other external resources that the Committee considers necessary or appropriate in the performance of its duties. For all executive officers, as part of its deliberations, the Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive officer and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels. In determining 2008 compensation for our executive officers, the Committee used a combination of financial reports and projections, the Radford Survey market data, tally sheets and a review of historical and current compensation levels for our executive officers. In determining 2009 compensation for our executive officers, the Committee considered the Compensia report data and the Radford Survey market data, as well as the current economic conditions.

Shortly after the end of each year, our chief executive officer reviews the performance of each of the other executive officers and shares that review with the applicable executive officer. The performance of all executive officers is evaluated in terms of meeting our corporate objectives. After discussing their annual review with our chief executive officer, certain of our executive officers set personal objectives for the upcoming year based on the input from, and discussion with, our chief executive officer. For all executive officers (other than the chief executive officer), the chief executive officer provides recommendations to the Committee regarding the allocation of compensation between base salary, short-term performance-based compensation and long-term equity incentive compensation, and the amounts thereof, and assists in the determination of performance target levels as a percentage of salary for the year’s short-term performance-based compensation. The chief executive officer also provides input to the Committee during the course of the year as to the performance of the executive officers. If the Committee determines that additional factors should be taken into consideration, the Committee has the ability to exercise its discretion to modify any recommended adjustments or awards. For the chief executive officer, the allocation of base salary, short-term performance-based compensation and long-term equity incentive compensation, and the applicable performance target levels as a percentage of base salary related to the short-term performance-based compensation, are determined by the Committee. The Committee ultimately approves the compensation packages for all executive officers, including the chief executive officer. The chief executive officer has no role in setting his compensation and is specifically excluded from any discussions or deliberations related to his compensation package. The chief executive officer’s compensation package is directly tied to Company performance, with some adjustment, if any, based on the Committee’s assessment of his personal performance for the performance year.

Generally, the Committee’s process involves two related elements: the determination of compensation levels, including for equity awards, and the establishment of performance objectives for the current year. Performance objectives are recommended to, and then approved by, the full Board. Historically, the Committee has made its most significant adjustments to annual compensation, determined cash and equity awards and established new performance objectives at one or more meetings held during the first and fourth quarters of the year. Generally, adjustments to the base salary of our executive officers is determined by the Committee in February of each year, with the adjustments becoming effective March 1st. Annual short-term performance-based awards are generally made in January of the year following the year in which services are performed, while long-term equity incentive compensation is determined during the last quarter of each year. The Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.

Based on its review of the market data set forth in the Radford Survey and, with respect to 2009 compensation, the Compensia report, the Committee determines on an annual basis for each executive officer, (1) a target total compensation package, (2) the appropriate allocation of the total compensation package between base salary, short-term performance-based compensation and long-term equity incentive compensation, and (3) whether there should be any changes to the compensation packages to better align our executive officers’ interests with those of our stockholders. The elements of an executive officer’s compensation package are determined individually, though the Committee reviews each package as a whole to ensure that the total compensation package is consistent with our compensation philosophy and objectives.

Executive Compensation Elements

Annual Base Salary

Base salary levels are reviewed on an annual basis, typically as part of the Committee’s performance review process, as well as upon a promotion or other change in job responsibility. During its review of base salaries for our executive officers, the Committee primarily considers:

•	market data provided by compensation consultants and/or the Radford Survey;

•	internal review of the executive officer’s compensation, both individually and relative to our other executive officers; and

•	the individual performance and long-term value to us of the executive officer.

The base salary paid to our executive officers and other employees is intended to compensate them for their services rendered throughout the fiscal year. Base salary ranges for executive officers were determined for each executive officer based on his or her position and responsibility by using market data from the Radford Survey and, with respect to 2009 compensation, the Compensia report. Historically, base salary ranges were targeted so that they approximated the 75th percentile or higher of the range of market salaries for comparable positions according to the market data in the Radford Survey. Starting in 2009, the Committee will be targeting base salary ranges so that, over time, they will approximate the 50th percentile through lower annual increases in future years in comparison to annual increases that the Committee historically approved. The Committee made the change from targeting the 75th percentile to the 50th percentile in an effort to respond to industry trends and to avoid contributing to the phenomenon of ever increasing executive compensation year over year. We believe that targeting our base salary at the 50th percentile will continue to enable us to attract and retain talented executives and to pursue our corporate objectives.

Based on its evaluation of the Radford Survey market data for 2008 and 2009, and the September 2008 Compensia report, the Committee did not approve an increase in base salaries for 2009 for any of our named executive officers. At their current salaries, both Claes Glassell, our Chief Executive Officer, and William M. Greenman, our Senior Vice President, Business Development and Marketing, are under the 90th percentile for comparable positions at similarly situated life sciences companies for each of 2008 and 2009. The base salary for William J. Dawson, our Chief Financial Officer is within the 60th percentile for a comparable position at similarly situated life sciences companies. The base salary for Howard G. Ervin, our Vice President, Legal Affairs, was within the 75th percentile for a comparable position at similarly situated life sciences companies for 2008, however, Mr. Ervin’s base salary is within the 60th percentile for a comparable position at those life sciences companies for 2009 because the base salary targets for a comparable position at similarly situated companies for 2009 increased from 2008. Laurence M. Corash, our Senior Vice President and Chief Medical Officer, holds a position that did not have a comparable model in the Compensia study or Radford Survey market data.

The 2008 and 2009 base salaries for our named executive officers are set forth in the table below, along with the percentage increase from the prior year:

Name	2008 Base Salary ($)(1)	Percentage Increase From Prior Year (%)(2)	2009 Base Salary ($)(3)	Percentage Increase From Prior Year (%)
Claes Glassell	490,000	3.85	490,000	0.00
William J. Dawson	293,273	4.00	293,273	0.00
Laurence M. Corash	375,000	2.98	375,000	0.00
William M. Greenman	312,000	4.00	312,000	0.00
Howard G. Ervin	311,531	4.00	311,531	0.00

(1)	Base salary rate effective as of March 1, 2008.
(2)	Based on the base salary rate effective as of March 1, 2007.
(3)	Base salary rate effective as of March 1, 2009.

Merit increases to the salaries of our executive officers (other than the chief executive officer) are based on the chief executive officer’s and Committee’s assessment of the individual’s performance in his or her annual performance review. The Committee reviews the chief executive officer’s base salary and any merit increases on an independent basis based on the Radford Survey market data, the chief executive officer’s self-assessment and the Committee’s assessment of the chief executive’s performance over the past year. Because base salary forms the basis upon which short and long-term incentive compensation are determined, the Committee places considerable emphasis in its deliberations on setting and modifying base salaries for the executive officers, keeping our overall compensation philosophy in mind.

Increases in the base salary paid to our named executive officers in 2008 from the prior year were targeted at 4.0%, which was largely based upon adjustments to reflect cost of living increases and a review of the Radford Survey market data. The base salary for Dr. Corash has historically been significantly above the levels of our other executive officers. In recent years, the Committee has given Dr. Corash lower increases to his base salary in order to minimize the disparity between his base salary and the base salaries paid to our other executive officers.

For 2009, base salaries paid to our named executive officers were targeted at the 50th percentile. Due to this change in the target percentile, as well as the current economic environment and the Company’s efforts to conserve cash, the chief executive officer recommended to the Committee that the Company freeze salaries for all employees for 2009 (with the exception of promotional increases).

Short-Term Performance-Based Incentive Compensation

Short-term performance-based incentive compensation is awarded to our executive officers under the Bonus Plan. Annual bonuses are intended to reward our executive officers based on achievement of specified corporate goals, motivate the executive officers with respect to future performance and provide pay-for-performance cash compensation opportunities.

At the beginning of each year, we establish certain measurable corporate goals to be achieved within the coming year. Corporate goals are generally submitted, and for 2008 and 2009 were submitted, to the Committee in writing by the chief executive officer for approval by the Committee and the entire Board before the end of the first month of each year. During the first quarter of the following year, the Committee determines, in its sole discretion, whether and to what extent the corporate goals were met. In determining the percentage level at which the corporate goals are achieved, the Committee looks at actual performance relative to each goal and exercises its discretion as to any goal that is achieved at a level short of target or is achieved subsequent to the period in which achievement was targeted to be achieved, based on the goal’s strategic importance. We must achieve at least 50% of the approved corporate goals before any bonus payout will be made, unless otherwise approved by the Committee.

Under the Bonus Plan, the Committee, with input from the chief executive officer (except with respect to his own target bonus percentage), determines the target bonus percentages for each executive officer and provides each executive officer with his or her target bonus percentage in writing at the beginning of the year. For each year since 2005, the Committee has assigned a target bonus percentage of 50% of the annual base salary for each executive officer other than the chief executive officer. The target bonus percentage set by the Committee for our chief executive officer was 100% for each of 2007, 2008 and 2009. The target bonus percentage for the chief executive officer is set at 100%, rather than the 50% applicable to the other executive officers, because the market data from the Radford Survey that the Committee reviewed in connection with setting target bonus percentages supports this higher target for the chief executive officer, and the Committee believes that the chief executive officer plays an instrumental role in setting and executing our strategy. Historically, due to the aggressive corporate goals set by the Committee, payments under the Bonus Plan have been at levels less than the target bonus percentage. As a result, the resulting cash component of the actual bonus payment has typically fallen within the 75th percentile of the Radford Survey market data.

At the end of the fiscal year, a bonus pool for payouts under the Bonus Plan is calculated by multiplying each executive’s base salary in effect at the end of the fiscal year by the applicable target bonus percentage set by the Committee, which, in turn, is then multiplied by the percentage of the corporate goals that the Committee determines were achieved during the fiscal year. After the bonus pool is determined, the chief executive officer makes a recommendation to the Committee regarding the distribution of the bonus pool among the executive officers. Whether the executive officers receive a bonus, and the amount of any such bonus, is entirely within the discretion of the chief executive officer and the Committee. Actual bonus payments may be at percentages greater or less than the percentage of corporate goals achieved or that executive officer’s target bonus percentage, depending on the executive officer’s overall contribution.

Of the amounts paid out under the Bonus Plan, 70% is awarded in cash and 30% is awarded in the form of restricted stock units. We use restricted stock units as short-term incentive compensation to augment our executive officers’ long-term incentive compensation and to tie additional portions of total executive officer compensation to stock price performance, consistent with increased alignment with our stockholders’ interests. The total value of the short-term incentive awards for executive officers is reviewed by the Committee and compared against market data available through the Radford Survey and, beginning in 2008, the Compensia report, to ensure that we fairly compensate and retain our executive officers and are able to attract new executive officers. The number of restricted stock units that are awarded is determined based upon the closing price of our common stock on the date prior to the date the units are granted, which is generally the date on which bonus amounts are determined. The restricted stock units vest annually in three equal annual installments beginning on the first anniversary of the date of grant, subject to the employee’s continued service with us. Upon termination of employment, the units cease vesting. The grantee is not permitted to sell, transfer or otherwise dispose of the vested shares subject to the units until such time as the entire grant would have fully vested, if that grantee would have remained in our employment. The terms and conditions of any such grants are governed by the applicable plan documents and restricted stock unit agreement.

For fiscal year 2008, the corporate goals included: reaching 2008 sales and year-end sales run-rate targets for the INTERCEPT Blood System in Europe; achieving a measurable customer base; achieving certain clinical development milestones for the Red Blood Cell system; entering an agreement with the FDA on a protocol for licensure for platelets in the United States; securing and managing our inventory supply and satisfying customer demand by providing specific product enhancements. General corporate goals also included securing funding for our ongoing cash needs. The Committee met in January 2009 to determine what, if any, of these corporate goals were met. After reviewing the Company’s performance in 2008 relative to the goals set at the beginning of the year, the Committee determined that the Company did not achieve at least 50% of the approved corporate goals and therefore no bonus payout was approved.

Corporate goals for fiscal 2009 pertain to sales levels, customer agreements, clinical development goals, quality system goals and fundraising activities.

Long-Term Incentive Compensation

Long-term incentive compensation is designed to focus the efforts of our executive officers on our long-term goals, which include the commercial success in our blood safety business, and to maximize the total return on the investment of our stockholders. The Committee believes that equity-based incentives have been effective in our recruitment and retention of key employees. For this reason, we grant restricted stock units as part of short-term incentive compensation to our executive officers and key employees to promote short-term performance while simultaneously increasing our employees’ interest in the long-term value of our equity. In addition, the Committee believes that the use of equity-based incentives is an effective means of long-term incentives by aligning the interests of our executive officers and our stockholders by providing value through stock price appreciation. Long-term incentives have typically been in the form of stock options. Stock options have been issued to our executive officers under our 1999 Equity Incentive Plan and our 2008 Equity Incentive Plan (the “2008 Plan”) and generally have a ten-year term. These stock options typically vest monthly over 48 months and are therefore fully exercisable within four years of the grant date. With the adoption of the 2008 Plan, the exercise price of options granted under this plan equals the closing price per share on the date of grant. The exercise price of options granted under the 1999 Equity Incentive Plan equals the closing price per share on the date prior to the date of grant. We typically grant options at the commencement of employment and annually thereafter, usually in October. The Committee typically makes these grants in October so that the Committee has another opportunity to review the overall compensation package for our executive officers and can, if necessary, make adjustments based on developing market trends and other information. In awarding stock options, the Committee considers individual performance, overall contribution, executive officer retention, the number of unvested stock options and restricted stock units currently held by the employee and the total number of stock options and stock units available for grant.

The number of shares granted in 2008 to our named executive officers in the form of stock options are set forth in the table below.

Name	Option Awards Granted in 2008: Number of Shares Underlying Options (#)
Claes Glassell	100,000
William J. Dawson	30,000
Laurence M. Corash	35,000
William M. Greenman	40,000
Howard G. Ervin	30,000

In January 2009, the Committee approved a retention stock option grant for Cerus employees, including the executive officers. To encourage employees to remain with the Company, these retention stock option grants vest on an annual basis. An option pool was created by multiplying the annual ongoing grant guideline amount that the Company has been utilizing since 2003 for each employee by 2.5. The Committee determined the multiplier amount for these retention grants after taking into consideration the multiplier amount used to calculate new hire grants and the relative value of the retention grants if made at 2.5 times the annual ongoing grant guideline amounts. After the option pool was determined, the chief executive officer made a recommendation to the Committee regarding the distribution of the option pool among the executive officers (other than himself), vice presidents and director-level employees based on the perceived recruitablity of each individual, as well as potential impact to the organization if the individual were to depart. The number of shares granted to our named executive officers in the form of retention stock option grants is set forth in the table below. The Committee also considered, but gave less weight to the fact that the exercise price for all options held by the named executive officers was below the current market value of the Company’s common stock.

Name	Option Awards Granted in 2009: Number of Shares Underlying Options (#)
Claes Glassell	200,000
William J. Dawson	75,000
Laurence M. Corash	85,000
William M. Greenman	150,000
Howard G. Ervin	75,000

The Committee considers many factors in determining the number of stock options to award to our executive officers, including past individual performance, contribution to our long-term value, each executive’s position within the Company, the percentage ownership of the Company that the stock options represent on a fully-diluted basis, the executive’s percentage ownership in the Company as compared to the executive’s peers both internally and externally at other comparable companies in the biotechnology industry and the vesting status of stock options already held by the executive, if any.

Based on the foregoing, the grants made in 2008 are consistent with the stock option grants made in the prior year. The stock options granted to the chief executive officer are higher than the stock option grants to the other executive officers because the market data from comparable companies in the biotechnology industry that the Committee reviewed in connection with determining his stock option grant supported a higher grant for the chief executive officer and the Committee believes that the chief executive officer plays an instrumental role in setting and executing our strategy.

In addition to annual stock option grants, we also provide all of our employees, including our executive officers, with token grants to award years of service to the Company. These stock option grants are generally awarded on the first day of the quarter in which the employee’s anniversary with us occurs and fully vest at the end of that quarter. These services awards are awarded as follows:

Years of Service (#)	Option Award Granted: Number of Shares Underlying Options (#)
3	25
5	50
7	75
10	100
15	150

No service award stock option grants were made to our executive officers during 2008 or, to date, 2009.

Change of Control and Severance Plans

We have employment agreements with certain of our executive officers that provide for severance benefits in the event of involuntary termination without cause. In addition, effective September 2005 and amended and restated as of December 11, 2008, we adopted a change of control severance benefit plan (the “Severance Plan”) that provides for severance benefits as a result of termination of employment in particular circumstances in connection with a change of control. In adopting the Severance Plan, the Committee sought uniformity of results among the executive officers with respect to severance benefits. At the time the Severance Plan was put in place, each of our executive officers with an individually negotiated agreement providing for severance benefits was given the option of participating in the Severance Plan or continuing to receive the severance benefits provided for in his agreement. All of our executive officers, with the exception of Messrs. Glassell, Dawson and Ervin, opted to participate in the Severance Plan. Each of these arrangements is described in more detail in the section entitled: “Employment, Severance and Change of Control Agreements” of this Proxy Statement.

The Committee believes that the amounts payable under these severance arrangements are reasonable when compared with similar arrangements adopted by other companies in our industry that are of similar size. In addition, the Committee believes that the severance benefits payable under these severance arrangements in connection with a change of control align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of our stockholders without undue concern over whether the transactions may jeopardize the officers’ own employment.

Employee Stock Purchase Plan

We maintain an Employee Stock Purchase Plan (the “Purchase Plan”) which provides a means by which our employees (and those of any affiliate designated by the Board) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423(b) of the Internal Revenue Code. As of March 31, 2009, an aggregate of 575,707 shares of common stock had been purchased under the Purchase Plan, and 244,793 shares of common stock remained available for future purchase under the Purchase Plan. Under the Purchase Plan, all eligible employees are offered the right to purchase shares of the Company’s common stock from time to time. Generally, each offering period is six months in duration. The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the date of commencement of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date. If rights granted under the Purchase Plan to purchase shares of our common stock expire, lapse or otherwise terminate without being exercised, the common stock not purchased pursuant to such rights again become available for purchase under the Purchase Plan. In the event of our dissolution or liquidation or the consummation of a specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event. The Board may suspend, terminate or amend the Purchase Plan at any time.

401(k) Plan

Our 401(k) Profit Sharing Plan (the “Plan”) enables eligible employees to save for retirement. As well as retirement benefits, the Plan provides certain benefits in the event of death, disability, or other termination of employment. The Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan allows employees to shelter a percentage of their income from taxes and choose from a number of investment funds while saving for retirement. All employees who are not residents of Puerto Rico, covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith negotiations, a leased employee or a nonresident alien with no income from a U.S. source are eligible to participate in the Plan on the first day of the month following their date of hire. Enrollments are effective, and contributions can begin on, the first day of the month after hire. The Plan has a rollover feature and also allows for borrowing against the balance in the account. Employees can make pre-tax dollar contributions of up to 60% of their eligible pay up to a maximum cap established by the IRS unless their participation level is limited by IRS non-discrimination testing requirements.

A variety of investment funds is available and money can be allocated among them as employees wish, in any percentage increments. Deferral amount elections may be made and/or changed on a monthly basis. With some limitations, employees may change their investment choices daily.

Risk-Hedging Policies

Pursuant to our Insider Trading Policy, our executive officers are prohibited from engaging in certain transactions with respect to our common stock, such as puts, calls and other exchange traded derivatives without prior consent of our compliance officer. These transactions reduce or cancel the risk of an investment in our common stock, particularly in the short-term. Therefore, they may create the appearance that the executive officers are trading on inside information. Additionally, certain forms of hedging or monetization transactions allow a stockholder to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the holder to continue to own the covered securities, but without full risks and rewards of ownership. Therefore, our executive officers are also prohibited from hedging transactions without prior consent of our compliance officer. None of our executive officers has been approved for any transaction described in this paragraph.

Perquisites and Other Personal Benefits

Generally, executive officers are entitled to, and are only eligible to receive, the same fringe benefits that all of our employees are eligible to receive. We do not have programs in place that provide personal perquisites for any employee. However, in 2008, Mr. Greenman received a car allowance and a living allowance in the aggregate amount of $11,961 and $42,148, respectively, to cover his expenses while he was on temporary assignment in Europe. When Mr. Greenman returned from his temporary assignment, he was also reimbursed $10,541 for moving expenses from Europe back to the United States. Our healthcare and other insurance programs, including the program’s participation costs, are the same for all eligible employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Section 162(m) Limitation limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Committee has determined that stock options granted under our 2008 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.”

Accounting for Stock-Based Compensation

We accrue our named executive officers’ salaries and incentive awards as an expense when earned, assuming vesting requirements have been met, by the officer. For our stock options, Statement of Financial Accounting Standards 123R, Share-Based Payment (“SFAS 123R”), requires us to recognize compensation expense within our income statement for all share-based payment arrangements, which includes employee stock option plans. The expense is based on the grant-date fair value of the options granted, and is recognized ratably over the requisite service period. We adopted SFAS 123R under the modified prospective method. Under the modified prospective method, SFAS 123R applies to new awards and to awards modified, repurchased, or cancelled after January 1, 2006, as well as to the unvested portion of awards outstanding as of January 1, 2006. Our stock options are accounted for as equity awards.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2006, 2007 and 2008, compensation awarded or paid to, or earned by, our named executive officers.

SUMMARY COMPENSATION TABLE FOR FISCAL 2008

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Claes Glassell	2008	486,969	64,604	196,757	—	2,322		750,652
President and Chief Executive Officer(8)	2007	468,432	31,604	245,691	231,000	2,322		979,049
	2006	447,917	36,550	334,494	221,238	2,322		1,042,521

William J. Dawson	2008	291,393	17,902	99,844	—	1,242		410,381
Vice President, Finance and Chief Financial Officer	2007	279,969	9,444	94,110	59,219	1,242		443,984
	2006	267,708	10,599	107,680	66,116	1,250		453,353

Laurence M. Corash, M.D.	2008	373,190	25,237	93,865	—	3,564		495,856
Senior Vice President and Chief Medical Officer(9)	2007	362,950	12,495	100,556	89,214	3,564		568,779
	2006	355,834	13,560	141,901	87,466	11,871	(5)	610,632

William M. Greenman	2008	310,000	19,655	136,021	—	65,190	(6)	530,866
Senior Vice President, Business Development and Marketing	2007 2006	293,600 258,000	9,156 11,097	140,681 166,123	73,500 64,093	45,562 544	(7)	562,499 499,857

Howard G. Ervin	2008	309,534	20,889	98,461	—	3,564		432,448
Vice President, Legal Affairs	2007	297,399	10,031	95,050	76,011	3,564		482,055

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2006, 2007 and 2008 fiscal years for the fair value of grants made to each executive officer, calculated in accordance with SFAS 123R and therefore include amounts for grants (i) with respect to 2006, made in 2003 through 2006 that vested in 2006, (ii) with respect to 2007, made in 2003 through 2007 that vested in 2007, and (iii) with respect to 2008, made in 2004 through 2008 that vested in 2008. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 10 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2008.
(2)	This compensation cost reflects grants of restricted stock units made pursuant to our Bonus Plan. One–third of such restricted stock units will vest on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date. See the discussion in the section entitled “Short-Term Performance-Based Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement for further details about these awards.
(3)	These amounts reflect cash payments made in January 2007 and January 2008 pursuant to our Bonus Plan for compensation earned based on performance in fiscal years 2006 and 2007, respectively, and payments made for fractional shares of stock. No payments were made pursuant to our Bonus Plan with respect to 2008 performance. See the discussion in the section entitled “Short-Term Performance-Based Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement for further details about these awards.

(4)	Messrs. Glassell, Dawson, Greenman, Ervin and Dr. Corash received other compensation in connection with group-term life insurance premiums that we have paid.
(5)	Includes other compensation received in connection with group-term life insurance premiums in the amount of $3,632 and $8,239 for accrued vacation balances in excess of 120 hours for the year pursuant to our then-current policy for accruing vacation time.
(6)	Includes other compensation received in connection with group-term life insurance premiums in the amount of $540. Also includes a car allowance in the amount of $11,961, a living allowance in the amount of $42,148, and reimbursement for moving expenses in the amount of $10,541 as described in more detail in the section entitled “Perquisites and Other Personal Benefits.” Mr. Greenman’s car allowance, living allowance and reimbursement for moving expenses were paid in euros in the amounts of €7,804, €27,499 and €6,877, respectively. The amounts set forth herein have been converted to U.S. dollars using the average historical currency exchange rates provided by FXHistory on Oanda.com.
(7)	Includes other compensation received in connection with group-term life insurance premiums in the amount of $540. Also includes a car allowance in the amount of $18,106 and living allowance in the amount of $26,916 as described in more detail in the section entitled “Perquisites and Other Personal Benefits.”
(8)	Mr. Glassell is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.
(9)	Dr. Corash is not compensated for his role as a director. The amount shown reflects salary earned as an employee only.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2008, certain information regarding grants of plan-based awards to the named executive officers:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Claes Glassell
Bonus/1999 Plan	1/10/08	—	—	—	—	—	—	14,163	—	—	98,999
2008 Plan	10/1/08	—	—	—	—	—	—	—	100,000	$4.19	298,620
Bonus Plan	1/2/09	171,500	343,000	—	—	—	—	—	—	—	—
Bonus/2008 Plan	1/2/09	—	—	—	73,500	147,000	—	—	—	—	—

William J. Dawson
Bonus/1999 Plan	1/10/08	—	—	—	—	—	—	3,630	—	—	25,374
2008 Plan	10/1/08	—	—	—	—	—	—	—	30,000	$4.19	89,586
Bonus Plan	1/2/09	51,323	102,646	—	—	—	—	—	—	—	—
Bonus/2008 Plan	1/2/09	—	—	—	21,995	43,991	—	—	—	—	—

Lawrence M. Corash
Bonus/1999 Plan	1/10/08	—	—	—	—	—	—	5,469	—	—	38,228
2008 Plan	10/1/08	—	—	—	—	—	—	—	35,000	$4.19	104,517
Bonus Plan	1/2/09	65,625	131,250	—	—	—	—	—	—	—	—
Bonus/2008 Plan	1/2/09	—	—	—	28,125	56,250	—	—	—	—	—

William M. Greenman
Bonus/1999 Plan	1/10/08	—	—	—	—	—	—	4,506	—	—	31,497
2008 Plan	10/1/08	—	—	—	—	—	—	—	40,000	$4.19	119,448
Bonus Plan	1/2/09	54,600	109,200	—	—	—	—	—	—	—	—
Bonus/2008 Plan	1/2/09	—	—	—	23,400	46,800	—	—	—	—	—

Howard G. Ervin
Bonus/1999 Plan	1/10/08	—	—	—	—	—	—	4,660	—	—	32,573
2008 Plan	10/1/08	—	—	—	—	—	—	—	30,000	$4.19	89,586
Bonus Plan	1/2/09	54,518	109,036	—	—	—	—	—	—	—	—
Bonus/2008 Plan	1/2/09	—	—	—	23,365	46,730	—	—	—	—	—

(1)	The amounts shown reflect estimated payouts for the fiscal year ended December 31, 2008 under the Bonus Plan based on the Company’s performance. As reflected in the “Summary Compensation Table” above, no payments were made pursuant to our Bonus Plan with respect to 2008 performance. The Bonus Plan requires that we achieve at least 50% of our corporate goals before any bonus payout will be made. “Target” represents 50% of the base salary in effect at the time payment is made for all of our executive officers with the exception of Mr. Glassell, for whom “Target” is 100% of his base salary. Threshold represents 50% of the target payout. As described in the section entitled “Short-Term Performance-Based Incentive Compensation,” there is no “Maximum” possible payout. Of the estimated payout, 70% is in the form of cash under the Bonus Plan, as reflected under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards and 30% is in the form of a restricted stock unit paid under our equity incentive plan, as reflected under “Estimated Possible Payouts Under Equity Incentive Plan Awards”. Equity incentive plan awards are calculated in dollar amounts and payable in the number of restricted stock units equal to the applicable dollar amount at the time of payout, based on the payment day’s closing price per share on the date that such units are granted.
(2)	We granted restricted stock units to our named executive officers in January 2008 for performance in 2007 pursuant to our Bonus Plan. One-third of such restricted stock units vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.
(3)	Represents the estimated fair value of the award as of the applicable grant date in accordance with SFAS 123R, whereas the amounts shown under the column entitled “Option Awards” in the Summary Compensation Table reflect the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year. For additional information on the valuation assumptions with respect to these grants, refer to Note 10 “Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR –END

The following table shows for the fiscal year ended December 31, 2008, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Claes Glassell	153,845	—		3.25	4/30/2014	29,114	20,380
	346,155	—		3.25	4/30/2014
	100,000	—		2.89	12/9/2014
	59,375	15,625		8.86	10/2/2015
	32,500	27,500		5.55	10/1/2016
	25	—		7.46	4/12/2017
	14,583	35,417	(2)	8.73	9/30/2017
	—	100,000	(2)	4.19	9/30/2018

William J. Dawson	12,500	—		2.05	8/8/2014	8,067	5,647
	36,281	—		2.05	8/8/2014
	1,219	—		2.05	8/8/2014
	31,666	8,334		8.86	10/2/2015
	16,250	13,750		5.55	10/1/2016
	25	—		8.73	9/30/2017
	8,750	21,250	(2)	8.73	9/30/2017
	—	30,000	(2)	4.19	9/30/2018

Lawrence M. Corash	4,698	—		24.88	1/2/2010	11,294	7,906
	27,802	—		24.88	1/2/2010
	50	—		40.56	3/28/2011
	4,795	—		38.19	3/20/2011
	65,205	—		38.19	3/20/2011
	75	—		45.05	9/26/2011
	1,975	—		50.18	3/19/2012
	45,525	—		50.18	3/19/2012
	11,669	—		21.06	12/19/2012
	11,665	—		6.75	2/28/2013
	11,666	—		7.52	6/30/2013
	35,000	—		4.25	12/8/2013
	125,000	—		2.28	6/28/2014
	100	—		2.51	11/15/2014
	31,666	8,334		8.86	10/2/2015
	16,250	13,750		5.55	10/1/2016
	8,750	21,250	(2)	8.73	9/30/2017
	—	35,000	(2)	4.19	9/30/2018

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
William M. Greenman	10,000	—		22.75	3/18/2009	8,887	6,221
	12,446	—		16.25	5/10/2009
	17,554	—		16.25	5/10/2009
	3,343	—		24.88	1/2/2010
	21,657	—		24.88	1/2/2010
	3,529	—		38.19	3/20/2011
	16,471	—		38.19	3/20/2011
	2,751	—		50.18	3/19/2012
	24,749	—		50.18	3/19/2012
	5,751	—		21.06	12/19/2012
	5,750	—		6.75	2/28/2013
	5,749	—		7.52	6/30/2013
	17,250	—		4.25	11/13/2013
	50	—		3.52	3/30/2014
	100,000	—		2.28	6/28/2014
	51,458	13,542		8.86	10/2/2015
	75	—		10.15	1/2/2016
	29,791	25,209		5.55	10/1/2016
	8,750	21,250	(2)	8.73	9/30/2017
	—	40,000	(2)	4.19	9/30/2018

Howard G. Ervin	20,805	—		21.00	6/24/2009	9,373	6,561
	28,195	—		21.00	6/24/2009
	209	—		24.87	1/2/2010
	9,791	—		24.87	1/2/2010
	3,576	—		38.19	3/20/2011
	13,924	—		38.19	3/20/2011
	2,869	—		50.18	3/19/2012
	24,631	—		50.18	3/19/2012
	25	—		32.47	6/27/2012
	8,202	—		21.06	12/19/2012
	8,199	—		6.75	2/28/2013
	8,199	—		7.52	6/30/2013
	24,600	—		4.25	12/8/2013
	50	—		2.43	6/29/2014
	100,000	—		2.28	6/28/2014
	31,666	8,334		8.86	10/2/2015
	75	—		8.56	4/2/2016
	16,250	13,750		5.55	10/1/2016
	8,750	21,250	(2)	8.73	9/30/2017
	—	30,000	(2)	4.19	9/30/2018

(1)	Except as otherwise noted, options become exercisable ratably every month from the date of grant over four years. The options expire ten (10) years from the date of grant or earlier upon termination of service as an employee, director or consultant. Any unvested portion of any of these options will immediately vest upon a change of control of us.
(2)	(1/8th) of the shares vest six months after the date of grant and 1/48th of the shares vest each month thereafter. Fully vested after four years.
(3)	Restricted stock units were granted to our executive officers on January 10, 2008 pursuant to the Bonus Plan for performance in 2007. One–third of such restricted stock unit vested on the first anniversary of the grant date, one-third will vest on the second anniversary of the grant date and one-third will vest on the third anniversary of the grant date.
(4)	Reflects the closing price per share of our common stock as of December 31, 2008, $0.70, multiplied by the number of units that had not vested as of December 31, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table shows for the fiscal year ended December 31, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the named executive officers:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Claes Glassel	—	—	—	—
William J. Dawson	100,000	245,000	—	—
Lawrence M. Corash	—	—	—	—
William M. Greenman	—	—	—	—
Howard G. Ervin	—	—	—	—

(1)	Based on fair market value of our Common Stock on the date of exercise minus the exercise price. This value does not necessarily reflect proceeds actually received by the named executive officers.
(2)	No shares were acquired upon vesting of restricted stock units that vested in 2008 as the shares subject to such restricted stock units do not become issuable until the entire grant is vested. See the discussion in the section entitled “Short-term Incentive Based Compensation” in the Compensation Discussion and Analysis section of this Proxy for further details about these awards.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

Claes Glassell, our current President and Chief Executive Officer, is a party to an agreement with us, dated as of August 5, 2004 and amended and restated as of December 19, 2008, that provides that in the event Mr. Glassell’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and paid COBRA premiums for continuation coverage for 12 months from such termination and vesting of his stock options will be accelerated. In the event of Mr. Glassell’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will receive a lump sum cash severance payment in an aggregate amount equal to 18 months of his base salary and paid COBRA premiums for continuation coverage for 18 months from the date of such termination and the vesting of his stock options will be accelerated.

William J. Dawson, our Vice President, Finance and Chief Financial Officer, is a party to an agreement with us, dated as of July 22, 2004 and amended and restated as of January 16, 2009, that provides that in the event Mr. Dawson’s employment with us is terminated for any reason other than for cause, he will continue to receive his base salary and paid COBRA premiums for continuation coverage for 12 months from such termination and vesting of his stock options will be accelerated. In the event of Mr. Dawson’s involuntary termination of employment, or voluntary termination for good reason, within 12 months following a change of control, he will receive a lump sum cash severance payment in an aggregate amount equal to 18 months of his base salary and paid COBRA premiums for continuation coverage for 18 months from the date of such termination and vesting of his stock options will be accelerated.

Howard G. Ervin, our Vice President, Legal Affairs, is a party to an agreement with us, dated as of May 28, 1999 and amended and restated as of December 22, 2008, that provides that in the event Mr. Ervin’s employment is terminated by us without cause or he voluntarily terminates his employment for good reason, he will continue to receive his base salary for 9 months from such termination. In the event of Mr. Ervin’s termination of employment without cause, or voluntary termination for good reason, within 12 months following a change of control, vesting of his stock options will be accelerated and he will receive a lump sum cash severance payment in an aggregate amount equal to 9 months of his base salary.

Established effective September 2005 and amended as of December 11, 2008, our Severance Plan provides for the payment of certain benefits to certain eligible employees, which include the named executive officers that do not have individually negotiated agreements providing severance benefits or change of control benefits, in exchange for an effective release of claims in the event of a Constructive Termination or Involuntary Termination Without Cause (as such terms are defined in the Severance Plan). Laurence M. Corash, our Senior Vice President and Chief Medical Officer, and William M. Greenman, our Senior Vice President, Business Development and Marketing, are participants in the Severance Plan. The severance compensation includes a lump sum cash severance payment equal to 12 months of the participant’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation) as in effect during the last regularly scheduled payroll period immediately preceding the termination event. The Severance Plan provides the Company with the flexibility of paying these cash severance payments in lump sum or in installments, at its discretion. Additionally, the Severance Plan provides for paid COBRA premiums for continuation coverage (including coverage for his eligible dependents) for 12 months and accelerated vesting and exercisability of all of his or her then-outstanding equity awards.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The following table provides information on severance benefits that would become payable under the existing employment, severance and change in control agreements if the employment of our named executive officers had terminated on December 31, 2008.

Name and Principal Position	Voluntary Termination for Good Reason or Involuntary Termination After a Change of Control						Involuntary Termination Without Cause
	Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)		Health Care Benefits ($)		Salary ($)		Equity Acceleration ($)
Claes Glassell	22,719	(1)	735,000	(2)	—	(3)	15,146	(4)	490,000	(5)	—	(3)
President and Chief Executive Officer

William J. Dawson(8)	32,677	(1)	439,910	(2)	—	(3)	21,785	(4)	293,273	(5)	—	(3)
Vice President, Finance and Chief Financial Officer

Laurence M. Corash	7,577	(6)	375,000	(5)	—	(3)	—		—		—	(3)
Senior Vice President and Chief Medical Officer

William M. Greenman	7,577	(6)	312,000	(5)	—	(3)	—		—		—	(3)
Senior Vice President, Business Development and Marketing

Howard G. Ervin Vice President, Legal Affairs	—		233,648	(9)	—	(3)	—		233,648	(7)	N/A

(1)	Represents the aggregate amount of our share of the cost of 18 months of COBRA premiums. The executive officer remains responsible for paying the employee share of such COBRA coverage.
(2)	Represents 18 months of the executive’s base salary as of December 31, 2008 payable in a lump sum amount following an involuntary termination other than for cause or a good reason resignation within 12 months following a change of control.
(3)	Represents the excess of fair market value of those shares subject to outstanding options with accelerated vesting that were exercisable on December 31, 2008 and were in the money, calculated based on the closing price of $0.70 of our common stock on December 31, 2008, the last trading day of fiscal 2008, over the aggregate exercise price of such options. None of the outstanding options with accelerated vesting have exercise prices below $0.70 and therefore there is no value associated with the vesting acceleration.
(4)	Represents the aggregate amount of our share of the cost of 12 months of health benefits following the involuntary termination of the executive’s employment by us other than for cause. The executive officer remains responsible for paying the employee share of such benefits.
(5)	Represents the aggregate amount of the executive’s base salary as of December 31, 2008 payable over the 12 month period following the involuntary termination of the executive’s employment by us other than for cause.
(6)	Represents the aggregate amount of our share of the cost of 12 months of COBRA premiums. The executive officer remains responsible for paying the employee share of such COBRA coverage.
(7)	Represents the aggregate amount of the executive’s base salary as of December 31, 2008 payable over the 9 month period following the involuntary termination of the executive’s employment by us other than for cause or a good reason resignation.
(8)	As announced on March 18, 2009, Mr. Dawson’s employment with the Company will terminate on April 30, 2009. He will continue to receive 12 months of his base salary upon such termination.
(9)	Represents 9 months of the executive’s base salary as of December 31, 2008 payable in a lump sum amount following an involuntary termination other than for cause or a good reason resignation within 12 months following a change of control.

DIRECTOR COMPENSATION

The Compensation Committee reviews director compensation on a periodic basis. In July 2008, the Compensation Committee engaged Compensia to review our board of directors’ compensation. The scope of the services provided by Compensia included:

•	Develop a peer group consisting of comparable companies for benchmarking purposes.

•	Confirm current program.

•	Conduct a board of director total compensation assessment including:

•	Summarize current/emerging trends in board compensation.

•	Review board compensation elements including:

•	Retainers (board, committee chair/member level).

•	Meeting fees (board and committee chair/member level).

•	Equity awards (form of award and amount).

•	Total non-employee director cost.

•	Prepare and review with the Compensation Committee a written report summarizing the analyses, findings and recommendations.

For the year ended December 31, 2008, each director, other than the Chairman of the Board, who served on the Board for the entire year and who was not also one of our officers or employees was compensated for his services as a director at the rate of $20,000 per year. The Chairman of the Board received an annual retainer of $32,500 per year. In addition to the annual retainer, the chairs of the Audit Committee and Compensation Committee received an additional annual retainer of $26,000 and $10,000, respectively. Each other member of the Audit Committee and Compensation Committee who is not one of our employees received an annual retainer of $13,000 and $8,000, respectively. All directors, including those who are our officers or employees, were reimbursed for expenses incurred in connection with attending Board or committee meetings.

In October 2008, Compensia presented a Board of Directors Compensation Review to the Compensation Committee, which concluded that, on a per director basis, the average annual total direct compensation (cash plus annual equity) paid to our independent directors approximates the market median, with the cash/equity mix more heavily weighted towards equity compared to our peer group and broader industry practices. As a result of Compensia’s review, the Board approved, as of October 28, 2008, the Non-Employee Director Compensation Policy (the “Policy”). The Policy increased the annual cash retainer for the Chairman of the Board from $32,500 to $42,500 and provided that each member of the Nominating and Corporate Governance Committee receive an additional annual retainer of $6,000. In addition to this annual retainer, each director who is not also one of our officers or employees, other than the Chairman of the Board, will receive $2,000 for each regular Board meeting they attend and $1,000 for each special telephonic Board meeting they attend. The Chairman of the Board will receive $2,500 and $1,250 for each regular Board meeting and special telephonic Board meeting he attends, respectively. All other elements of director compensation remained unchanged and are described below.

In addition to cash compensation, each of our non-employee directors receives an annual stock option grant at the beginning of each year under the terms of the Policy and pursuant to the terms of the 2008 Plan. Pursuant to the Policy, each of our non-employee directors receives a non-qualified stock option grant covering 25,000 shares of our common stock upon his or her initial election to the Board, and a non-qualified stock option grant covering 15,000 shares, or 22,500 shares in the case of the Chairman of the Board, of our common stock each calendar year thereafter on the first trading day of the year. The number of shares subject to the director’s first annual award is pro-rated based on the number of days he or she served in his or her first year of service. The initial stock option grant vests over four years, and the annual stock option grant vests over 12 months, in each case subject to continued service. In the event of certain corporate transactions such as a merger in which Cerus is not the surviving company or in a sale of all or substantially all of our assets, the directors’ awards will become fully vested. Stock options granted to our directors have an exercise price equal to the fair market value of our common stock on the date of grant and a term of ten years.

Under the 2008 Plan, for year ended December 31, 2008, each of Mr. Cassin, Mr. Anderson, Mr. Cozadd, Mr. Rohn and Ms. Schulze received a non-qualified stock option for the purchase of 22,500, 15,000, 15,000, 15,000 and 2,794 shares, respectively, of our common stock at an exercise price of $6.51 per share. In January 2009, each of our non-employee directors also received a retention stock option grant. Mr. Anderson, Mr. Cozadd, Mr. Rohn and Ms. Schulze each received a non-qualified stock option for the purchase of 37,500 shares of our common stock and, as Chairman of the Board, Mr. Cassin received a non-qualified stock option for the purchase of 51,250 shares of our common stock. These retention stock option grants vest on an annual basis, similar to the retention grants made to our employees. In determining the amount of shares subject to each retention stock option grant, one of the factors that the Committee considered included the fact that the exercise price for all options held by our non-employee directors was below the current market value of the Company’s common stock.

The following table shows for the fiscal year ended December 31, 2008 certain information with respect to the compensation of all non-employee directors of the Company:

DIRECTOR COMPENSATION FOR FISCAL 2008

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($)(1)(2) (d)		Non-Equity Incentive Plan Compensation ($) (e)	All Other Compensation ($) (g)	Total ($) (h)
B.J. Cassin	61,250	83,603	(3)	—	—	144,853
Timothy Anderson	48,000	55,736	(4)	—	—	103,736
Bruce C. Cozadd	68,000	55,736	(5)	—	—	123,736
William R. Rohn	47,000	55,736	(6)	—	—	102,736
Gail Schulze	39,000	40,046	(7)	—	—	79,046

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each director, in accordance with SFAS 123R, and therefore includes amounts from options granted in 2007 through 2008 that vested in 2008. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these grants, refer to Note 10 “Stock-Based Compensation” in our Form 10-K for the year ended December, 31, 2008.
(2)	Initial option grants to our non-employee directors become vested and exercisable on an annual basis over 4 years, subject to continued service. Annual option grants to our non-employee directors become vested and exercisable in twelve (12) equal monthly installments. The vesting of each installment occurs on the last day of each month beginning with the month in which the option was granted, so long as the director’s service is not interrupted during the period preceding each vesting date.
(3)	Reflects the compensation costs recognized by Cerus in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $83,603 for a stock option grant to purchase 22,500 shares of common stock made on January 2, 2008 at an exercise price of $6.51 per share. Mr. Cassin had options to purchase an aggregate of 157,500 shares of our common stock as of December 31, 2008.
(4)	Reflects the compensation costs recognized by Cerus in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $55,736 for a stock option grant to purchase 15,000 shares of common stock made on January 2, 2008 at an exercise price of $6.51 per share. Mr. Anderson had options to purchase an aggregate of 82,091 shares of our common stock as of December 31, 2008.
(5)

Reflects the compensation costs recognized by Cerus in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $55,736 for a stock option grant to purchase 15,000 shares of common stock made on January 2, 2008 at an exercise price of $6.51 per share. Mr. Cozadd had options to purchase an aggregate of 101,260 shares of our common stock as of December 31, 2008.
(6)	Reflects the compensation costs recognized by Cerus in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $55,736 for a stock option grant to purchase 15,000 shares of common stock made on January 2, 2008 at an exercise price of $6.51 per share. Mr. Rohn had options to purchase an aggregate of 97,808 shares of our common stock as of December 31, 2007.
(7)	Reflects the compensation costs recognized by Cerus in fiscal 2008 for stock option grants with the following fair values as of the grant date: (a) $10,382 for a stock option grant to purchase 2,794 shares of common stock made on January 2, 2008 at an exercise price of $6.51 per share; and (b) $118,658 for a stock option grant to purchase 25,000 shares of common stock made on December 3, 2007 at an exercise price of $7.72 per share. Ms. Schulze had options to purchase an aggregate of 27,794 shares of our common stock as of December 31, 2008. The award made to Ms. Schulze in January 2008 was the pro rata amount of the annual award that she would have received if she had been a director of the Company for the entire year in 2007.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have not yet adopted a written related-person transactions policy. However, our Audit Committee has been delegated the authority to review management’s efforts to monitor compliance with our programs and policies that are generally designed to ensure compliance with applicable laws and rules, including our code of ethics, and approve related-party transactions as required by Nasdaq. During the upcoming year, the Audit Committee will give full consideration to the adoption of a formal policy regarding related-person transactions and, if adopted, promptly post it on our website.

CERTAIN RELATED-PERSON TRANSACTIONS

Since January 1, 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any current director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest other than compensation arrangements described under the caption “Executive Compensation” and the transactions described below.

Indemnification and Limitation of Director and Officer Liability

In July 1996, the Board authorized us to enter into indemnity agreements with each of our directors, executive officers and controller. The form of indemnity agreement provides that we will indemnify against any and all expenses of the indemnified person who incurred such expenses because of his or her status as a director, executive officer or controller, to the fullest extent permitted by our bylaws and Delaware law. In addition, our bylaws provide that we shall indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law, subject to certain limitations, and may also secure insurance, to the fullest extent permitted by Delaware law, on behalf of any director, officer, employee or agent against any expense, liability or loss arising out of his or her actions in such capacity.

Our restated certificate of incorporation contains certain provisions relating to the limitation of liability of directors. Our restated certificate provides that a director shall not be personally liable to our stockholders or us for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to our stockholders or us, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The provision in the restated certificate does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Executive Employment Agreements and Severance Plan

We have entered into employment agreements with certain of our executive officers and maintain the Severance Plan for certain of our other executive officers, each of which, among other things, provide for certain severance and change of control benefits to our respective executive officers as more fully discussed in the section entitled “Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cerus Corporation stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520 or contact Corporate Secretary, Cerus Corporation at (925) 288-6000. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Lori L. Roll

Secretary

April 21, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is available without charge upon written request to: Corporate Secretary, Cerus Corporation, 2411 Stanwell Drive, Concord, CA 94520.

CERUS CORPORATION ATTN: LORI ROLL 2411 STANWELL DRIVE CONCORD, CA 94520

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 31, 2009. Have your proxy card and the control number in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy notices, proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 31, 2009. Have your proxy card and the control number in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CERUS1             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERUS CORPORATION The Board of Directors recommends you vote “FOR” Proposals 1 and 2.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		☐	☐	☐
Vote on Proposal 1: Directors
1.	To elect the following two nominees for director to the Board of Directors of the Company to hold office until the 2012 Annual Meeting of Stockholders
Nominees:
01) B. J. Cassin
02) William R. Rohn
Vote on Proposal 2: Independent Registered Public Accounting Firm						For	Against	Abstain
2.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009.

						☐	☐	☐
NOTE:

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For” Proposals 1 and 2. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, Please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report which includes the Annual Report on Form 10-K are available at www.proxyvote.com.

CERUS2

CERUS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2009 ANNUAL MEETING OF THE

STOCKHOLDERS TO BE HELD ON JUNE 1, 2009.

The undersigned hereby appoints HOWARD G. ERVIN and LORI L. ROLL, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cerus Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cerus Corporation to be held at the Company’s administrative offices, located at 2411 Stanwell Drive, Concord, California 94520, on Monday, June 1, 2009 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.